UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  April 30, 2013

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 6, 2013, USEC Inc. (“USEC” or the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2013.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this current report, including the exhibit hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by USEC, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2013, USEC received notice from the New York Stock Exchange (NYSE) that the decline in USEC’s total market capitalization has caused it to be out of compliance with one of the NYSE’s continued listing standards.  Rule 802.01B of the NYSE’s Listed Company Manual requires that a company maintain an average market capitalization of not less than $50 million over a consecutive 30 trading-day period where the Company’s total stockholders’ equity is less than $50 million.  In mid-April 2013, USEC’s average market capitalization fell below $50 million, and the Company’s had a stockholders’ deficit of $472.9 million as of December 31, 2012 following the expense of $1.1 billion of previously capitalized work in process costs related to the American Centrifuge project.

In accordance with the NYSE’s rules, on May 6, 2013, USEC provided written notice to the NYSE of its intent to cure this deficiency.  Under applicable NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive action the Company has taken, or is taking, that would bring it into conformity with the market capitalization listing standards within 18 months of receipt of the letter.  If the NYSE accepts the plan, the Company’s common stock will continue to be listed on the NYSE during the 18 month cure period, subject to the compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan.  If the plan is not submitted on a timely basis, is not accepted, or is accepted but the Company does not make progress consistent with the plan during the plan period, USEC will be subject to suspension and delisting from the NYSE.  In addition, the NYSE can at any time suspend trading in a security and delist the stock if it deems it necessary for the protection of investors.

The average closing price of the Company’s common stock also continues to be below the NYSE’s continued listing criteria relating to minimum share price.  Rule 802.01C of the NYSE’s Listed Company Manual requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period.  The Company intends to seek stockholder approval for a reverse stock split at its next annual meeting of stockholders, scheduled for June 27, 2013, to seek to cure this condition.  If the Company’s stockholders approve the reverse stock split and USEC effectuates the reverse stock split to cure the condition, the condition will be deemed cured if our closing share price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2013, USEC amended its Amended and Restated Bylaws. The amendment amends Article V, Section 1 (Form of Certificates) to provide that shares of capital stock of USEC shall be uncertificated and shall not be represented by certificates.  Previously, Article V, Section 1 permitted holders of the Company’s capital stock to hold both certificated and uncertificated shares.  Notwithstanding this amendment, shares of capital stock of the Company represented by a certificate and issued and outstanding on May 6, 2013 shall remain represented by a certificate until such certificate is surrendered to the Company.  The foregoing summary of the amendment is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, as amended as described above, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

3.1	Amended and Restated Bylaws of USEC Inc., dated May 6, 2013.

99.1	Press release dated May 6, 2013, issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

May 6, 2013	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

3.1	Amended and Restated Bylaws of USEC Inc., dated May 6, 2013.

99.1	Press release dated May 6, 2013, issued by USEC Inc.